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Exhibit 5.9

CONSENT OF SENET

        The undersigned hereby consents to the use of "Senet" and references to the following reports and documents, in the registration statement on Form F-10 of Banro Corporation (the "Company") being filed with the United States Securities and Exchange Commission and the incorporation of such reports by reference as an exhibit to the registration statement:

  1.
  The technical report dated August 17, 2007 entitled "Preliminary Assessment NI 43 101 Technical Report, Namoya Gold Project, Maniema Province, Democratic Republic of Congo" (the "Namoya Report");

  2.
  The annual information form of the Company dated March 28, 2008, which includes reference to my name in connection with information relating to the Namoya Report and the properties described therein;

  3.
  The technical report dated August 13, 2008 entitled "Pre-feasibility Study NI 43-101 Technical Report, Twangiza Gold Project, South Kivu Province, Democratic Republic of the Congo;" and

  4.
  The press release dated July 7, 2008 entitled "Banro's Pre-Feasibility Study of its Twangiza Gold Project Indicates Gold Production of 2.3 Million Ounces at Average Operating Cash Costs of US$ 345/oz During 12 Years of Operation.

Date: September 2, 2008	SENET
	By:	/s/ JOHN NAISMITH Name: John Naismith Title: Director and General Manager SENET

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  Exhibit 5.9
CONSENT OF SENET